SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2013

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John A. Celentano, Jr., Chairman and Chief Executive Officer of Clifton Savings Bancorp, Inc. (the “Company”) and Chairman of Clifton Savings Bank (the “Bank”), and Walter Celuch, President of the Company and President and Chief Executive Officer of the Bank, have announced their retirement, effective December 31, 2013.

On September 4, 2013, the Boards of Directors appointed Paul M. Aguggia, 50, to the positions of Chairman, Chief Executive Officer and President of the Company and the Bank, effective January 1, 2014.  Mr. Aguggia currently serves as Chairman of the global law firm Kilpatrick Townsend & Stockton LLP, which has over 600 attorneys and 17 offices worldwide.  Mr. Aguggia began his career at Willkie Farr & Gallagher LLP in New York City, and was associated with Muldoon Murphy & Aguggia LLP, a boutique banking law firm, for ten years, serving as Chairman of the firm from 2004 until its merger with Kilpatrick Townsend in 2008.

The terms of Mr. Aguggia’s compensation are being considered by the Compensation  Committee and will be disclosed in a report on Form 8-K once finalized.

On September 4, 2013, the Company issued a press release announcing the resignation of Messrs. Celentano and Celuch and the appointment of Mr. Aguggia, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Other Exhibits

      (d)                 Exhibits

Number                                Description

99.1                                     Press Release dated September 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: September 4, 2013	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman and Chief Executive Officer